REGENT SEVEN SEAS CRUISES ANNOUNCES SENIOR SECURED CREDIT FACILITY RE-PRICING AND PRELIMINARY FOURTH QUARTER 2012 RESULTS

MIAMI, January 22, 2013 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) announced its intention to hold an investor call today to re-price its existing senior secured credit facility. The meeting is preliminary in nature, and at this time the company has not committed to complete a refinancing, nor can the company state the terms on which any such refinancing would be achieved. The Company is also releasing preliminary financial results for the fourth quarter ended December 31, 2012.

•	Revenue for the fourth quarter of 2012 is expected to be between $112.2 million and $117.2 million compared to $107.9 million in the fourth quarter of 2011.

•	Net Yield for the fourth quarter of 2012 is expected to be between $396 and $413 compared to $405 in the fourth quarter of 2011.

•	Capacity during the fourth quarter of 2012 was flat at 173,880 available passenger cruise days in line with the fourth quarter of 2011.

Commenting on the fourth quarter preliminary financial results, the Company's Chairman and CEO, Frank Del Rio, stated, “We are pleased with our expected fourth quarter revenue and Net Yield despite a challenging European environment, the distractions caused by the U.S. presidential elections and devastating effects from hurricane Sandy.  In order to drive demand for our softer sailings, we chose to include additional value in our already industry leading all-inclusive product offerings rather than discount cruise fares.  This non-discounting strategy is consistent with our longstanding go-to-market philosophy and reinforces our brand's high value proposition, but it increased product offering costs for the quarter. We believe that our steadfast refusal to discount our luxury product has positioned the brand well for the upcoming year.  This can be seen in our booking patterns for 2013 sailings as occupancy build is stable while pricing is up in the mid-single digits compared to same time last year for 2012."
Other preliminary key operating metrics for the fourth quarter of 2012 compared to the prior year are as follows:

•	Adjusted EBITDA is expected to be between $7.6 million and $11.6 million for the fourth quarter of 2012, compared to $14.5 million for the fourth quarter of 2011.

•	Capital expenditures for the fourth quarter of 2012 are expected to be between $1.2 million and $3.2 million compared with $9.1 million in the fourth quarter of 2011.

•	Cash balances are expected to be between $99.0 million and $101.0 million at the end of the fourth quarter of 2012 compared with $68.6 million at the end of the fourth quarter of 2011.

These fourth quarter preliminary results are based on management's initial analysis of the results of operations for the quarter ended December 31, 2012 and are subject to change based on the completion of the Company's normal quarter-end review process. The Company plans to report final results for the quarter ended December 31, 2012 during March 2013.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world's most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager, and Seven Seas Navigator, are among the most spacious at sea and visit more than 300 destinations around the globe.

About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and

President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Susan Robison
Senior Director, Treasury & Investor Relations	Vice President, Corporate Communications
305-514-2245	305-514-3912
jworth@prestigecruiseholdings.com	srobison@prestigecruiseholdings.com

Terminology
Adjusted EBITDA is EBITDA plus certain non-cash or non-recurring expenses and charges as well as the impact of settled fuel hedges.
Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.
EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).
Gross Cruise Cost represents the sum of total cruise operating expense plus selling and administrative expense.
Gross Yield represents total revenue per APCD.
Net Cruise Cost represents Gross Cruise Cost excluding commissions, transportation and other expense, and onboard and other expense.
Net Per Diem represents Net Revenue divided by Passenger Days Sold.
Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.
Net Yield represents Net Revenue per APCD.
Occupancy is calculated by dividing Passenger Days Sold by APCD.
Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Revenue, Net Per Diem, Net Yield, and Net Cruise Cost to enable us to analyze our performance. We utilize these financial measures to manage our business on a day-to-day basis and we believe that they are the most relevant measure of our performance, and some of these measures are commonly used in the cruise industry to measure performance. Our use of non-GAAP financial measures may not be comparable to other companies within our industry.
EBITDA is used by management to measure operating performance of the business. Management believes EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast our business performance. This non-GAAP financial measure has certain material limitations, including:

•
It does not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

•
It does not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA, as defined, as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.
We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and our preliminary fourth quarter results (which reflect what the Company currently expects to report and are subject to adjustment), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; our ability to incur significantly more debt despite our substantial existing indebtedness; changes in the global credit markets on our ability to borrow and our counterparty credit risks; adverse economic conditions that may affect consumer demand for cruises such as declines in the securities and real estate markets, declines in disposable income and consumer confidence and higher unemployment rates; the risks associated with operating internationally; adverse events impacting the security of travel that may affect consumer demand for cruises; problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; emergency ship repairs, mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting therefrom as well as scheduled maintenance, repairs and refurbishment of our ships; the total loss of one or more of our vessels as a result of a marine casualty; the impact of the spread of contagious diseases; the impact of weather and natural disasters; changes in interest rates, fuel costs, foreign currency rates or other operating costs; changes in regulations; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could cause reputational harm, the modification of itineraries or cancellation of a cruise or series of cruises; intense competition from other cruise companies as well as non-cruise vacation alternatives which may affect our ability to compete effectively; the lack of acceptance of new itineraries, products or services by our targeted passengers; the possibility of environmental liabilities and other damage that is not covered by insurance or that exceeds our insurance coverage; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in the fifth amendment to our registration statement on Form S-4 (333-178244) filed with the Securities and Exchange Commission on May 7, 2012. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at www.rssc.com/about/investors.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCING INFORMATION (unaudited)

The following table sets forth selected statistical information:

	Three Months Ended December 31,

	2012	2011
Passenger Days Sold	159,285	162,370
APCD	173,880	173,880
Occupancy	91.6%	93.4%

Preliminary Adjusted EBITDA was calculated as follows (in thousands):

	Three Months Ended December 31,
	2012 Range		2011

Net loss	$(12,500)	$(16,500)	$(6,473)
Interest income	(65)	(80)	(84)
Interest expense	9,800	12,000	8,113
Depreciation and amortization	9,000	12,000	11,686
Income tax (benefit) expense, net	20	110	26
Other (income) expense	500	1,200	(977)
Equity-based compensation/transactions (a)	100	550	198
Non-recurring expenses (b)	300	900	555
Restructuring (c)	500	1,500	140
Fuel hedge gain (loss) (d)	(55)	(80)	1,082
Loss on disposal (e)	—	—	249
ADJUSTED EBITDA	$7,600	$11,600	$14,515

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)
Non-recurring expenses represents the net impact of time out of service as a result of unplanned and non-recurring repairs to vessels; expenses associated with consolidating corporate headquarters; non-recurring professional fees, and other costs associated with raising capital through debt and equity offerings; certain litigation fees.

(c)	Restructuring charges represents non-recurring expenses associated with personnel changes, lease termination, and other corporate reorganizations to improve efficiencies.

(d)	Fuel hedge gain (loss) represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).

(e)	Loss on disposal primarily represents asset write-offs during vessel dry dock periods.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCING INFORMATION (unaudited)

Preliminary Net Per Diem, Gross Yield and Net Yield was calculated as follows (in thousands, except Preliminary Passenger Days Sold, APCD, Net Per Diem and Yield data):

	Three Months Ended December 31,
	2012 Range		2011

Passenger ticket revenue	$100,700	$103,700	$98,190
Onboard and other revenue	11,500	13,500	9,744
Total revenue	112,200	117,200	107,934
Less:
Commissions, transportation and other expense	41,300	42,300	35,646
Onboard and other expense	2,100	3,100	1,833
Net Revenue	$68,800	$71,800	$70,455

Passenger Days Sold	159,285	159,285	162,370
APCD	173,880	173,880	173,880
Net Per Diem	$431.93	$450.76	$433.92
Gross Yield	645.27	674.03	620.74
Net Yield	395.68	412.93	405.20